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Exhibit 21.1

Subsidiaries of
NBTY, Inc. (Delaware)

De Tuinen, B.V. (Netherlands)
Food Supplement Company Limited (United Kingdom)
Health & Diet Centres Limited (United Kingdom)
Health & Diet Food Company Limited (United Kingdom)
Holland & Barrett Retail Limited (United Kingdom)
Knox (a fictitious name of NBTY, Inc.)
Met-Rx Nutrition, Inc. (Delaware)
Met-Rx USA, Inc. (Nevada)
Nature's Bounty, Inc. (New York), d/b/a:
                        Arco Pharmaceuticals
                        Hudson Co.
Nature's Way Limited (Republic of Ireland)
NBTY Manufacturing, LLC (Delaware), d/b/a:
                        D&F Industries
                        NBTY Manufacturing Colorado
                        NBTY Manufacturing Florida
                        NBTY Manufacturing Illinois
                        NBTY Manufacturing New Jersey
                        NBTY Manufacturing New York
                        NBTY Manufacturing West
                        Nutro Laboratories
                        Omni-Pak Industries
                        Raven Industries
NBTY Europe Limited (United Kingdom)
Puritan's Pride, Inc. (New York)
Rexall Sundown, Inc. (Florida)
Sundown, Inc. (Florida)
United States Nutrition, Inc. (Delaware), d/b/a:
                        Carb Wise (USA)
                        US Nutrition
Vitamin World Limited (United Kingdom)
Vitamin World, Inc. (Delaware)
Worldwide Sport Nutritional Supplements, Inc. (New York)

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Subsidiaries of NBTY, Inc. (Delaware)